As filed with the Securities and Exchange Commission on August 18 , 2017

Registration No. 333-219148

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
ate or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Vivic Corp.

800 N Rainbow Blvd, Suite 208-29

Las Vegas, NV 89107

(702) 984-3984

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EASTBIZ.COM, INC.

 5348 Vegas Dr.
Las Vegas, NV 89108
Phone: (702) 871-8678

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, ” “ accelerated filer ” and “ smaller reporting company ” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered			Proposed Maximum		Proposed Maximum
	Amount to Be		Offering Price per Share		Aggregate	Amount of
	Registered (1)				Offering Price	Registration Fee

Common Stock, par value $0.001 per share	5,000,000	(2)	$0.03	(2)	$150,000	$17.39
TOTAL	5,000,000		$0.03		$150,000	$17.39

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION

VIVIC CORP.

5,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 5,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value (“Common Shares”) by Vivic Corp., a Nevada corporation (“we”, “us”, “our”, “Vivic”, “Company” or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officers and sole director will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.03 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our offices and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.03 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board and/or OTC Link. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

Vivic Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 7 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2017.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Vivic” refer to Vivic Corp. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Vivic Corp. was incorporated on February 16, 2017, under the laws of the State of Nevada, to engage in the tourism business.

We are a start-up company that has realized $6,300 in revenues to date, and our accumulated deficit as of July 31 , 2017 is $ 4,133 .. To date we have raised an aggregate of $4,500 through a private placement of our common stock to our officers and sole director. Proceeds from the private placement were used for working capital. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company’s principal offices are located at 800 N Rainbow Blvd, Suite 208-29, Las Vegas, NV 89107. Our telephone number is (702) 984-3984.

We plan to raise the additional funding for our twelve-month business plan by selling the 5,000,000 shares in this offering. We cannot provide any assurance that we will be able to sell any of the shares being offered to raise sufficient funds to proceed with our twelve-month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officers and sole director and completing our business plan. We received our initial funding of $4,500 through the sale of common stock to our officers and sole director.  Yoel Rosario Duran, our chief executive officer and sole director, purchased an aggregate of 2,500,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $2,500, and Dmitriy Perfilyev, our secretary, purchased an aggregate of 2,000,000 shares of common stock at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

Our financial statements for the three months ended July 31 , 2017, report $6,300 in revenues and a net loss of $ 2,175 .. Our financial statements from inception on February 16, 2017, through April 30, 2017, report no revenues and a net loss of $1,958. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of August 18 , 2017, we had $ 1,328 cash on hand. Our monthly burn rate is approximately $833; therefore, our cash balance will last less than two months.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK – WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 8 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC links. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	5,000,000 shares of our common stock, par value $0.001 per share.

Offering price:	$0.03

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 9 months.

Net proceeds to us:

$150,000, assuming the maximum number of shares sold.  Such $150,000 in net proceeds does not account for the offering expenses in this offering.  For further information on the Use of Proceeds, see page 14.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board and/or OTC Links. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,500,000

Shares outstanding after offering:	9,500,000

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from un audited financial statements for the three months ended July 31, 2017 ..  Our working capital as of July 31 , 2017 was $ 367 ..

July 31, 2017 ($) (Unaudited)
Financial Summary
Cash and Deposits	1,570
Total Assets	3,120
Total Liabilities	2,753
Total Stockholder’s Equity	367

Three months ended July 31, 2017 ($) (Unaudited)
Statement of Operations
Revenue	6,300
Cost of goods sold	3,800
Total Expenses	4,675
Net Loss for the Period	(2,175)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We are solely dependent upon the funds to be raised in this offering to implement our business plan and expand our business, the proceeds of which may be insufficient to achieve profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to commence our operations in tourism. We need the proceeds from this offering to implement our business plan and expand our operations as described in the “Plan of Operation” section of this prospectus. As of July 31 , 2017, we had cash in the amount of $ 1,570 and liabilities of $ 2,753 .. As of this date, we have generated $6,300 revenue and just recently started our operation s .. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Yoel Rosario Duran, our president and sole director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Rosario Duran’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Yoel Rosario Duran, our chief executive officer and sole director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Rosario Duran has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we fail to raise at least $50,000 from the offering, we would be forced to scale back or abort completely our plan of operation. If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations. If we do not generate additional revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. If we do not sell at least 333,333 shares of our common stock (6.67% of the shares being offered) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds.

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We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on February 16, 2017 and to date, have been involved primarily in organizational activities, obtaining financing and developing our business plan. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a start-up company which was formed to engage in the tourism business. As of July 31 , 2017, we had an accumulated deficit of $ 4,133 .. Tourism companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our development activities, or if initially successful, in thereafter generating significant operating revenues or in achieving profitable operations.

We have limited business, sales and marketing experience in our industry.

We have recently started our operations and have yet to generate revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to sell tours in the Dominican Republic will gain wide acceptance in its target market or that we will be able to effectively market our tours. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our President, Yoel Rosario Duran, and our Secretary, Dmitriy Perfilyev, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase our tours than a competitor’s because we have no prior experience in our industry.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions for the tours that we plan to sell. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide tours demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of tours in the Dominican Republic that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our tours as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products, such ours, are regularly introduced, only a relatively small number of tours account for a significant portion of net revenue in our industry. Our product may not be a desired for purchase by consumers, or competitors may develop tours that imitate or compete with ours or prospective tours, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our tours. Tours created by our competitors may take a larger share of our target market than we anticipate, which could cause our revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

Since all of our shares of common stock are owned by our officers and sole director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and sole director may have a conflict of interest with the minority shareholders at some time in the future.

Our officers and sole director beneficially own approximately 100% of our outstanding common stock. The interests of our officers and sole director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our officers and sole director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact that we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We have had only two customers and we cannot guarantee we will ever have any new customers. even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs we will have to cease operations.

We plan that our revenue will come from the selling travel tours in the Dominican Republic; therefore, we need to attract enough customers to buy our travel tour. We have identified two customer s to date and we cannot guarantee that we will ever have any new customers. Even if we obtain new customers for our travel tours, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Declines or disruptions in the tourism industry generally could reduce our revenues.

         We rely on the health and growth of the tourism industry. Tourism is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce tourism are likely to reduce our revenues. These may include:

         -  price escalation in the airline industry or other travel-related industries;

         -  increased occurrence of travel-related accidents;

         -  airline or other travel-related strikes;

         -  political instability;

         -  regional hostilities and terrorism; and

         -  bad weather.

         To the extent any of the above occur our revenues and earnings could decline. Also, due to the nature of our business, we may be subject to liability claims arising out of accidents or disasters causing injury to our customers, including claims for serious personal injury or death. There can be no assurance that we will be able to obtain sufficient insurance coverage at acceptable premium levels in the future. Successful assertion against us of one or a series of large uninsured claims, or of one or a series of claims exceeding our insurance, could adversely affect our business, financial condition and results of operations.

Our business can be affected by currency rate fluctuation.

Because we plan to be in the business of selling travel tours to customers in the Dominican Republic, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Yoel Rosario Duran and Dmitriy Perfilyev, our officers, will only be devoting limited time to our operations. They will be devoting approximately 20 hours a week to our operations. Because our officers will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in the Dominican Republic. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our officers and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

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Our officers and sole director have no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Our officers and sole  director have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 5,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 5,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and sole director, who will receive no commissions. They will offer the shares to friends, family members, and business associates, however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.  The Company will not be able to complete marketing of tours unless a minimum of one-third of the shares being offered are sold.

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There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board and/or OTC Link. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board, and/or OTC Link and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,500,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board and/or OTC Link after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board nor on the OTC Link or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

	One-third of	Two-thirds of	100% of
	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000
Website development	$2,500	$3,500	$4,500
Office setup	$2,000	$3,000	$4,000
Staff and Sales Associates	$6,000	$18,000	$30,000
Marketing campaign	$10,000	$30,000	$50,000
Tour Equipment	$11,500	$27,500	$43,500
Offering expenses	$8,000	$8,000	$8,000
Totals	$50,000	$100,000	$150,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operations” section of this prospectus.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 5,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 5,000,000 shares is fixed at $0.03 per share. This price is significantly higher than the $0.001 price per share paid by Dmitriy Perfilyev, our secretary, and Yoel Rosario Duran, our chief executive officer and sole director, for the 4,500,000 shares of common stock they purchased on April 27, 2017 and March 17, 2017 respectively.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2017, the net tangible book value of our shares of common stock was $ 367 or approximately $0. 0001 per share based upon 4,500,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.03
Net tangible book value per share before offering	$0.0001
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.015
Increase to present stockholders in net tangible book value per share after offering	$0.0149
Capital contributions	$4,500
Number of shares outstanding before the offering	4,500,000
Number of shares outstanding after offering	9,500,000
Percentage of ownership after offering	47.37%

Purchasers of Shares in this Offering if all Shares Sold

Price per share		$0.03
Dilution per share	$	..0.015
Net tangible book value per share after offering		$0.015
Capital contributions		$150,000
Percentage of capital contributions		97.09%
Number of shares after offering held by public investors		5,000,000
Percentage of ownership after offering		52.63%

Purchasers of Shares in this Offering if two-thirds of Shares Sold

Price per share	$0.03
Dilution per share	$0.0182
Net tangible book value per share after offering	$0.0118
Capital contributions	$100,000
Percentage of capital contributions	95.69%
Number of shares after offering held by public investors	3,333,333
Percentage of ownership after offering	42.55%

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Purchasers of Shares in this Offering if one third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0231
Net tangible book value per share after offering	$0.0069
Capital contributions	$50,000
Percentage of capital contributions	91.74%
Number of shares after offering held by public investors	1,666,667
Percentage of ownership after offering	27.03%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of August 18 , 2017, there were 4,500,000 shares of our common stock issued and outstanding that were held by 2 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 4,500,000 shares of common stock were issued to sole officers and sole director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,500,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Yoel Rosario Duran and Dmitriy Perfilyev, our officers, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Yoel Rosario Duran and Dmitriy Perfilyev are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Yoel Rosario Duran and Dmitriy Perfilyev will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Yoel Rosario Duran and Dmitriy Perfilyev are not, nor have he been within the past 12 months, a broker or dealer, and they are not, nor have he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Yoel Rosario Duran and Dmitriy Perfilyev will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Yoel Rosario Duran and Dmitriy Perfilyev will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board and/or OTC Link. In order to be quoted on the OTC Bulletin Board and/or OTC Link, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 9 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 9-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

       In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On February 16, 2017, the Company was incorporated under the laws of the State of Nevada. We are engaged in the tourism business.

Yoel Rosario Duran has served as our President, Treasurer and as a Director and Dmitriy Perfilyev has served as our Secretary, from February 16, 2017, until the current date. Our board of directors is comprised of one person: Yoel Rosario Duran.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On March 17, 2017, Yoel Rosario Duran, our president, treasurer and sole director purchased an aggregate of 2,500,000 shares of common stock at $0.001 per share, for aggregate proceeds of $2,500. On April 27, 2017, Dmitriy Perfilyev, our secretary purchased an aggregate of 2,000,000 shares of common stock at $0.001 per share, for aggregate proceeds of $2,000.

IN GENERAL

We were incorporated on February 16, 2017 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officers and sole director, developing our business pplan, and engaging in market research. We received our initial funding of $4,500 through the sale of common stock to our officers and sole director, who purchased an aggregate of 4,500,000 shares at $0.001 per share.

Our financial statements for the three months ended July 31 , 2017 report $6,300 in revenues and a net loss of $ 2,175 .. Our financial statements from inception on February 16, 2017, through April 30, 2017, report no revenues and a net loss of $1,958. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of August 18 , 2017, we had $ 1,328 cash on hand. Our monthly burn rate is approximately $833; therefore, our cash balance will last less than two months.

We are a start-up company which is in the tourism business.  We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $50,000 for the next twelve months. After twelve months period, we may need additional financing. If we do not generate additional revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. If we do not sell at least 333,333 shares of our common stock (6.67% of the shares being offered) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are not successful in earning significant revenues. We cannot provide any assurance that we will be able to raise such additional funding. We have $6,300 in revenues to date and have incurred losses since inception. The Company’s principal offices are located at 800 N Rainbow Blvd, Suite 208-29, Las Vegas, NV 89107.

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Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research ; (iv) initial equity funding by our officers ; (v) locating first two customers; (vi) conclusion Service Agreements with first customers; and (vii) realizing first revenues ..

Vivic Corp. is a travel agency that organizes individual and group tours in the Dominican Republic, such as cultural, recreational, sport, business, ecotours and other travel tours. Services and products provided by our company will include custom packages according to the client’s specifications. We plan to develop and offer our own tours in the Dominican Republic as well as third-party suppliers. The Dominican Republic is a sovereign state occupying the eastern five-eighths of the island of Hispaniola, in the Greater Antilles archipelago in the Caribbean region. The Dominican Republic is the second-largest Caribbean nation by area (after Cuba), and 3rd by population with approximately 10 million people, of which approximately three million live in the metropolitan area of Santo Domingo, the capital city. It is known for its warm and hospitable people, and for its astounding nature, intriguing history and rich culture. Surrounded by the Atlantic Ocean on the north and the Caribbean Sea on the south, it boasts nearly 1,000 miles (1,609 km) of coastline, 250 miles (402 km) of the world’s top beaches, magnificent resorts and hotels, and a variety of sports, recreation and entertainment options. Discovered in 1492 by Christopher Columbus, the country overflows with fascinating history, museums and exciting cultural experiences like music, art and festivals, plus uniquely Dominican specialties such as cigars, rum, chocolate, coffee, merengue, amber and larimar.

According to National Hotel & Tourism Association (ASONAHORES), the Dominican Republic announced a growth of 5.8 percent in overall tourism to Dominican Republic, a number alone growing faster than the Caribbean's overall rate of 3.7 percent. Simón Suarez, President of the National Hotel & Tourism Association, added that growth rates in the country are double the world average, tracking at a median growth of 5.1 percent over the last 5 years. The country is projected to reach 6 million total visitors in 2016 – based on numbers thus far, the country is on track to meet the targeted 7 percent growth needed to achieve this. The United States remains the largest source market for Dominican tourism with 2 million visitors in 2015, and Canada following with 780,000.

REVENUE

Our main sources of revenue will be:

-

Commission on service provided. We plan to organize and sell individual or group tours involving third-party suppliers. Our service will be offered at prices marked-up from 20% to 25% of the third-party tour costs.

-

Profit from the sale of our own tours. Because we plan to develop and operate our own tours, we expect that it will be the main source of revenue.

-

Commission on sale. We plan collect commission by selling the principal services such as hotel, restaurants, airlines, transport and other tour operators.

-

Commission from Auxiliary

MARKETING AND SALES STRATEGY

We intend to use marketing strategies, such as web and newspaper advertisements. We also plan to attend shows and exhibitions in tourism industry. We will promote our business through word of mouth. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display our services and variety of tours on our web site. We will market and advertise our web site to find potential clients. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We will ask our satisfied customers for referrals. We believe that one of the most powerful aspects of online marketing is the ability to target our chosen group with a high degree of accuracy and cost-effective way. We will use many online marketing tools to direct traffic to our website and identify potential customers. We also plan to use different web banners for advertising purposes to be placed on web sites attracting potential tourists such as Booking.com, TripAdvisor, Airbnb and other. We also intend to start our own blog with the description of our services and tours. To enhance advertising of our services we plan to keep improving and developing our website to make it as “user friendly” as possible.

We intend to spend from $10,000 to $50,000 on marketing efforts during the first year. There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

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COMPETITION

The level of competition in tourism is extremely high. We need proceeds from this offering to enter this business. We will be in a market where we compete with many domestic and international companies offering similar services. We will be in direct competition with them. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Vivic Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the tourism industry. Many established, yet well financed entities are currently active in tourism. Nearly all Vivic Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Vivic Corp. We are, consequently, at a competitive disadvantage in being able to provide such services and become a successful company. Therefore, Vivic Corp. may not be able to establish itself within the industry at all.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a start-up company and currently have no employees other than our officers and sole director. Dmitriy Perfilyev, our Secretary and Yoel Rosario Duran, our President, Treasurer and sole director handle the Company’s day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICES

The Company’s principal offices are located at 800 N Rainbow Blvd, Suite 208-29, Las Vegas, NV 89107.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. Regulation No. 815-03 governs the registry and supervises services related to travel agencies and tour operators in the Dominican Republic. Companies must obtain civil liability insurance to cover bodily injury, material damage, and business operations, including cancellations and breaches of contract. We do not believe that regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD AND OTC LINKS.

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board and/nor OTC Link, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board and/or OTC Link.

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TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 4,500,000 shares of our common stock issued and outstanding held by 2 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $ 1,570 as of July 31 , 2017. We do not believe that our cash balance is sufficient to fund our operations.

For the audit of the period from inception on February 16, 2017, through April 30, 2017, o ur independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of April 30, 2017 we ha d not generated revenues and no revenues were anticipated until we complete d our initial business development. There is no assurance we will ever reach the stage when ongoing operations can be funded out of revenues .. To meet our need for cash we are attempting to raise money from this offering. While we believe that we will be able to raise enough money through this offering to expand operations, there is no assurance that we will be able to sell any of the securities being offered, and we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $150,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations as follows.

The following table sets forth the uses of proceeds assuming the sale of one-third, two-thirds and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $150,000 as anticipated.

	One-third of	Two-thirds of	100% of
	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$50,000	$100,000	$150,000
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000
Website development	$2,500	$3,500	$4,500
Office setup	$2,000	$3,000	$4,000
Staff and Sales Associates	$6,000	$18,000	$30,000
Marketing campaign	$10,000	$30,000	$50,000
Tour Equipment	$11,500	$27,500	$43,500
Offering expenses	$8,000	$8,000	$8,000
Totals	$50,000	$100,000	$150,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

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We intend to sell tours in the Dominican Republic. After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations is as follows:

The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 9 months. In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Set up Office.

Time Frame: 1 st – 3 rd months.

Estimated cost: $2,000-$4,000

Upon completion of our offering we plan to set up office and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations.  Yoel Rosario Duran and Dmitriy Perfilyev, our officers will handle our administrative duties.

Develop Our Website

Time Frame: 4th-6th months.

Costs: $2,500-$4,500

When our office is set up, we intend to begin developing our website. Our president and sole director, Yoel Rosario Duran will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to assist us with the design and development of our website. We do not have any written agreements with any web developers or web designers at current time. If we sell onr-third of the shares in this offering, we will spend $2,500 on the website development, including site design and implementation. If we sell two-thirds of the shares offered and all the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $3,500 and $4,500 if all shares are sold. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate Agreements with Other Tour Suppliers

Time Frame: 5th-12th months.

No material costs.

Among other sources of income, we plan to organize and sell individual or group tours involving third-party suppliers. During this period, we plan to negotiate the prices and commissions with hotels, restaurants, airlines, transport and other tour operators.

Develop and Implement Marketing Strategy

Time Frame: 6th-12th months.

Costs: $10,000-$50,000

Once we have developed our website we plan to initiate our marketing campaign. Our officers, Yoel Rosario Duran and Dmitriy Prfilyev will market our services and travel tours. We plan to use different effective marketing tools in our marketing campaign, such as internet, billboards, newspapers and magazines, radio, shows and exhibitions. Our strategy is to use the internet to advertise our services and tours. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business cards and billboards, and traveling expenses.

Hire Staff and Sales Associates

Time Frame: 6th-12th month.

Cost: $6,000-$30,000

If we sell at list one third of the shares offered, we plan to hire a professional tour guide for our own tours. If we sell two-third of the shares offered, we plan to hire two professional tour guides and one sale person. If we sell 100% shares offered, we are going to increase the quantity of tour guides to four.

Purchase Tour Equipment

Time Frame: 7th-12th month.

Cost: $11,500-$43,500

Because we plan to develop and operate our own tours, we plan to purchase necessary equipment for each tour such as inflatable rafts and various parts, kayaks or decked canoes, rock-climbing equipment, hiking and camping gear, mountain bikes, horse packing equipment and other. If we sell at list one third of shares in this offering, we plan to spend $11,500 on the equipment for our tours. If we sell two-third or 100% of the shares offered, we plan to spend $27,500 and $43,500 accordingly for special tour equipment.

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ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2017 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $10,000 costs in connection with our SEC filings, and $8,000 costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

From Inception on February 16, 2017 to April 30, 2017

We have had no operating revenues since our inception on February 16, 2017, through April 30, 2017. Our activities have been financed from the sales of common stock to our officers and sole director for aggregate proceeds of $4,500. From our inception ( February 16, 2017 ) to April 30, 2017, we have raised a total of $ 4,500 from private offerings of our common stock.

For the year ended April 30, 2017, we incurred operating expenses of $1,958, consisting of $1,958 of general and administrative expenses.

For the period from inception on February 16, 2017 to April 30, 2017, we incurred an operating loss of $1,958.

Three months ended July 31, 2017

For the three months ended July 31, 2017, we incurred operating expenses of $4,675, consisting of $4,675 of general and administrative expenses. During the period, we signed two Service Agreements. As a result of these agreements we have recognized $6,300 revenue. Cost of goods sold was $3,800. We have recently started our proposed business operations and need proceeds from this offering to implement our business plan and expand operations.

Since inception, we have sold 4,500,000 shares of common stock to our sole officer and director for net proceeds of $4,500.

LIQUIDITY AND CAPITAL RESOURCES

At July 31 , 2017, we had a cash balance of $ 1,570 .. Our expenditures over the next 12 months are expected to be approximately $150,000.

For the three-month period ended July 31, 2017 w e had $6,300 in revenues .. B ased on our current cash position, we will only be able to maintain our status as a corporation in the State of Nevada for approximately 12 months, assuming we do not raise additional funding. We do not have sufficient current cash to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission or to fund our plan of operation. We must raise minimum $50,000, to complete our plan of operation for the next 12 months. We anticipate our costs of being a reporting company to be approximately $10,000 in connection with our public filings that will have to be made with the SEC on a quarterly basis. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation. In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception to April 30, 2017 .. As of July 31 , 2017, the Company had an accumulated deficit of $ 4,133 .. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from February 16, 2017 (inception) to April 30, 2017 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages are as follows:

Name	Age	Positions

Yoel Rosario Duran	25	President, Treasurer and Director

Dmitriy Perfilyev	41	Secretary

Set forth below is a brief description of the background and business experience of our executive officers and sole director for the past five years.

YOEL ROSARIO DURAN

Mr. Yoel Rosario Duran has served as President, Treasurer and our sole director since February 16, 2017. Since 2011, Mr. Rosario Duran has been working as a freelance tour guide in different areas of the Dominican Republic. Mr. Rosario Duran’s desire to found our company led to our conclusion that Mr. Rosario Duran should be serving as a member of our board of directors in light of our business and structure.

DMITRIY PERFILYEV

Mr. Dmitriy Perfilyev has served as Secretary since February 16, 2017. For the last 5 years, Mr. Perfilyev has been working as a sole proprietor organizing fishing charters.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualifiy as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our officers, Yoel Rosario Duran and Dmitriy Perfilyev.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our president and sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early start-up company and has only one director, and to date, such sole director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

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INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Yoel Rosario Duran; President, Treasurer, and Director (1)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Dmitriy Perfilyev; Secretary (2)	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer and Director February 16, 2017.

(2)

Appointed Secretary February 16, 2017.

Our officers and sole director have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

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STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended April 30, 2017, or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended April 30, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Yoel Rosario Duran (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

Dmitriy Perfilyev (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer and Director February 16, 2017.

 (2)

Appointed Secretary February 16, 2017.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yoel Rosario Duran (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

Appointed President, Treasurer and Director February 16, 2017.

We have not compensated our sole director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,500,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrants, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Yoel Rosario Duran (3)	2,500,000	55.56%

Common Stock	Dmitriy Perfilyev (4)	2,000,000	44.44%
All directors and executive officers as a group (2 persons)			100.0%

(1) The percentages below are based on 4,500,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2) c/o Vivic Corp., 800 N Rainbow Blvd, Suite 208-29, Las Vegas, NV 89107.

(3) Appointed President, Treasurer and Director February 16, 2017.

(3) Appointed Secretary February 16, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 17, 2017, we offered and sold 2,500,000 shares of common stock to Yoel Rosario Duran, our President, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. On April 27, 2017, we offered and sold 2,000,000 shares of common stock to Dmitriy Perfilyev, our Secretary, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

During the period from February 16, 2017 (inception) to July 31 , 2017, Mr. Rosario Duran loaned $ 2,753 to the Company. This loan is non-interest bearing, due upon demand and unsecured.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by FRUCI AND ASSOCIATES II, PLLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Law offices: “WEST & ASSOCIATES”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURES

FRUCI AND ASSOCIATES II, PLLC, is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

VIVIC CORP.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended April 30, 2017 are included herewith.

Balance Sheet as of April 30, 2017 and as of July 31, 2017

F-9
Statement of Operations for the Three Months Ended July 31, 2017	F-10
Statement of Cash Flows for the Three Months Ended July 31, 2017	F-11
Notes to the Financial Statements	F-12

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Vivic Corp.

We have audited the accompanying balance sheet of Vivic Corp. as of April 30, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from February 16, 2017 (inception) to April 30, 2017. Vivic Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vivic Corp. as April 30, 2017, and the results of its operations and its cash flows for the period from February 16, 2017 (inception) to April 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Fruci & Associates II, PLLC
Spokane, Washington
June 23, 2017

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VIVIC CORP. BALANCE SHEET (AUDITED)
APRIL 30, 2017
ASSETS
Current Assets
Cash	$ 4,570
Prepaid expenses	200
Total current assets	4,770
Total Assets	$ 4,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Loan from related parties	$ 2,228
Total current liabilities	2,228
Total Liabilities	2,228

Commitments and Contingencies	-

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,500,000 shares issued and outstanding	4,500
Accumulated Deficit	(1,958)
Total Stockholders’ equity	2,542

Total Liabilities and Stockholders’ equity	$ 4,770

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP. STATEMENT OF OPERATIONS (AUDITED)
For the period from Inception (February 16, 2017) to April 30, 2017
Revenues	-
Operating expenses
General and administrative expenses	1,958
Net loss from operations	(1,958)
Loss before provision for income taxes	(1,958)

Provision for income taxes	-

Net income (loss)	$ (1,958)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,628,378

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP. STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (FEBRUARY 16, 2017) to APRIL 30, 2017 (AUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at February 16, 2017, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	4,500,000	4,500	-	4,500
Net (loss)	-	-	(1,958)	(1,958)
Balance as of April 30, 2017	4,500,000	4,500	$ (1,958)	$ 2,542

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP. STATEMENT OF CASH FLOWS (AUDITED)
For the period from Inception (February 16, 2017) to April 30, 2017
Cash flows from Operating Activities
Net loss	$ (1,958)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Decrease (increase) in operating assets
Prepaid expenses	(200)
Net cash provided by operating activities	(2,158)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	4,500
Proceeds of loan from shareholder	2,228
Net cash provided by financing activities	6,728
Net increase in cash and equivalents	4,570
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 4,570
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (FEBRUARY 16, 2017) TO APRIL 30, 2017

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

VIVIC CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017.  Vivic Corp. is in the tourism  business.

The Company has adopted April 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of April 30, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 16, 2017) to April 30, 2017 of $1,958. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At April 30, 2017 the Company's bank deposits did not exceed the insured amounts.

Stock-Based Compensation

As of April 30, 2017, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

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Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill. Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company would apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company would apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

As of April 30, 2017, the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 16, 2017 (Inception) through April 30, 2017, the Company’s sole officer and director loaned the Company $2,228 to pay for incorporation costs and operating expenses.  As of April 30, 2017, the amount outstanding was $2,228. The loan is non-interest bearing, due upon demand and unsecured.

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NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to April 30, 2017 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(666)
Change in valuation allowance	666
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at April 30, 2017 are as follows:

Deferred tax assets:
Net operating loss	666
Valuation allowance	(666)
$-

The Company has approximately $ 1,958 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2017 to July 3, 2017 the date the financial statements were available to be issued and has determined that there are no items to disclose.

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VIVIC CORP. BALANCE SHEETS
	JULY 31, 2017 (Unaudited)	APRIL 30, 2017 (Audited)
ASSETS
Current Assets
Cash	$ 1,570	$ 4,570
Prepaid expenses	200	200
Total current assets	1,770	4,770
Equipment	1,350	-
Total Assets	$ 3,120	$ 4,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 2,753	$ 2,228
Total current liabilities	2,753	2,228
Total Liabilities	2,753	2,228

Commitments and Contingencies	-	-

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,500,000 shares issued and outstanding	4,500	4,500
Accumulated Deficit	(4,133)	(1,958)
Total Stockholders’ equity	367	2,542

Total Liabilities and Stockholders’ equity	$ 3,120	$ 4,770

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP. STATEMENT OF OPERATIONS (Unaudited)
For the Three months ended July 31, 2017
Revenues	$ 6,300
Cost of sales	3,800
Gross profit	2,500
Operating expenses
General and administrative expenses	4,675
Net loss from operations	(2,175)
Loss before provision for income taxes	(2,175)

Provision for income taxes	-

Net income (loss)	$ (2,175)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	4,500,000

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP. STATEMENT OF CASH FLOWS (Unaudited)
For the Three months ended July 31, 2017
Cash flows from Operating Activities
Net loss	$ (2,175)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Decrease (increase) in operating assets
Prepaid expenses	-
Net cash used in operating activities	(2,175)

Cash flows from Investing Activities
Purchase of fixed assets	$ (1,350)
Net cash used in investing activities	(1,350)

Cash flows from Financing Activities
Proceeds of loan from shareholder	525
Net cash provided by financing activities	525
Net increase (decrease)in cash and equivalents	(3,000)
Cash and equivalents at beginning of the period	4,570
Cash and equivalents at end of the period	$ 1,570
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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VIVIC CORP.

Notes to Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

VIVIC CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on February 16, 2017.  Vivic Corp. is in the tourism business.

The Company has adopted April 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of July 31, 2017 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (February 16, 2017) to July 31, 2017 of $4,133. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The results for the three months ended July 31, 2017 are not necessarily indicative of the results of operations for the full year. These financial statements and footnotes should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report on Form S-1 for the year ended April 30, 2017, filed with the Securities and Exchange Commission. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations, and cash flows at July 31, 2017 and for the related periods presented.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At July 31, 2017 the Company's bank deposits did not exceed the insured amounts.

Stock-Based Compensation

As of July 31, 2017, the Company has not issued any stock-based compensation to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

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Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Revenue

The Company recognized revenue in the amount of $3,500 and $2,800 for organizing tours in accordance with the Service Agreements dated July 3 and July 19, 2017. The cost of revenue was $2,000 and $1,800 for purchasing these tours from the tour providers.

Property and Equipment and Depreciation Policy

Property and equipment are stated at cost and depreciated on the straight line method over the estimated life of the asset, which is 3 years.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill. Under the new guidance, fewer acquired sets are expected to be considered businesses. This ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company would apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. This ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. The Company would apply this guidance to applicable impairment tests after the adoption date.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

As of July 31, 2017, the Company issued 4,500,000 shares of its common stock at $0.001 per share for total proceeds of $4,500.

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NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since February 16, 2017 (Inception) through July 31, 2017, the Company’s sole officer and director loaned the Company $2,753 to pay for incorporation costs and operating expenses.  As of July 31, 2017, the amount outstanding was $2,753. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from July 31, 2017 to August 18, 2017 the date the financial statements were available to be issued and has determined that there are no items to disclose.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

VIVIC CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company

Amount
Item	(US$)
SEC Registration Fee	$17.39
Transfer Agent Fees	1,000.00
Legal Fees	2,000.00
Accounting Fees	3,500.00
Printing Costs	1,000.00
Miscellaneous	500.00
TOTAL	$8,017.39

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration:

On March 17, 2017, we issued, pursuant to the terms of a stock subscription agreement, 2,500,000 shares of common stock to Yoel Rosario Duran, our President, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,500. On April 27, 2017, we issued, pursuant to the terms of a stock subscription agreement, 2,000,000 shares of common stock to Dmitriy Perfilyev, our Secretary, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

Each of the foregoing offerings were made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Law offices: “WEST & ASSOCIATES”, regarding the legality of the securities being registered *
23.1	Consent of Law offices: “WEST & ASSOCIATES” (included in Exhibit 5.1) *
23.2	Consent of FRUCI AND ASSOCIATES II, PLLC

* Previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in Las Vegas, Nevada, on August 18 , 2017.

VIVIC CORP.
(Registrant)

By:	/s/ Yoel Rosario Duran
Name:	Yoel Rosario Duran
Title:	President and Treasurer (principal
executive officer, principal financial officer and principal accounting officer)

By:	/s/ Dmitriy Perfilyev
Name:	Dmitriy Perfilyev
Title:	Pr Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yoel Rosario Duran	President, Treasurer and Director (principal	August 18 , 2017
executive officer, principal financial officer
and principal accounting officer)

/s/ Dmitriy Perfilyev	Secretary	August 18 , 2017

II-3

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